UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 14, 2013 (August 14, 2013)

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 14, 2013, Martin Resource Management Corporation, the indirect owner of the general partner interest in Martin Midstream Partners LP (the “Partnership”), announced it signed an agreement to sell a 49% voting interest (50% economic interest) in MMGP Holdings LLC, a newly-formed sole member of Martin Midstream GP LLC, the general partner of the Partnership, to certain affiliated funds managed by Alinda Capital Partners. The press release announcing the agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Partnership will host a conference call on Thursday, August 15, 2013 at 8:00 a.m. Central Daylight Time to discuss the agreement. Details regarding the conference call are set forth in the attached press release.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item and in the attached Exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press release dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: August 15, 2013            By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press release dated August 14, 2013.